EXHIBIT 99.1

PZENA INVESTMENT MANAGEMENT, INC. ANNOUNCES

DECEMBER 31, 2018 ASSETS UNDER MANAGEMENT

New York, NY, January 7, 2019: Pzena Investment Management, Inc. (NYSE: PZN) today reported its preliminary assets under management as of December 31, 2018.

AUM for month-end December 2018, month-end November 2018, and month-end December 2017 are listed below:

Pzena Investment Management, Inc.

Assets Under Management1

($ billions)

	As of	As of	As of
	December 31, 2018	November 30, 2018[3]	December 31, 2017
Account Type[2]
Separately Managed Accounts	$12.8	$13.5	$15.0
Sub-Advised Accounts	18.6	20.4	21.8
Pzena Funds	2.0	2.0	1.7
Total	$33.4	$35.9	$38.5
Investment Strategy
U.S. Value Strategies
Large Cap Value	$9.0	$10.0	$11.2
Mid Cap Value	2.3	2.7	2.8
Value	1.8	2.0	2.2
Small Cap Value	1.2	1.5	1.6
Other U.S. Strategies	0.2	0.2	0.1
Total U.S. Value Strategies	14.5	16.4	17.9
Global & Non-U.S. Value Strategies
Global Value	6.0	6.1	6.7
International Value	5.7	6.0	6.3
Emerging Markets Value	4.0	4.0	4.3
European Value	2.9	3.1	3.2
Other Global & Non-U.S. Value Strategies	0.3	0.3	0.1
Total Global & Non-U.S. Value Strategies	18.9	19.5	20.6
Total	$33.4	$35.9	$38.5
Account Domicile
U.S.	$22.6	$24.6	$25.6
Non-U.S.	10.8	11.3	12.9
Total	$33.4	$35.9	$38.5

1 Numbers may be subject to rounding.

2 Beginning January 2018, the Company changed the classification of assets under management ("AUM") to better reflect the composition of its client base. The Company now groups its assets into three new categories: Separately Managed Accounts, Sub-Advised Accounts, and Pzena Funds, which better illustrate the characteristics inherent in its client relationships. Historical data has been reclassified for all periods presented and did not impact reported totals of AUM.

3 Adjusted from the preliminary assets under management amount of $36.0 billion reported on December 7, 2018.

About Pzena

Pzena Investment Management, LLC, the firm's operating company, is a value-oriented investment management firm.  Founded in 1995, Pzena Investment Management has built a diverse, global client base.  More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide the Company’s current views, expectations, or forecasts of future events and performance, and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K, as filed with the SEC on March 9, 2018 and in the Company's Quarterly Reports on Form 10-Q as filed with the SEC.  In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact: Gary Bachman, 212-355-1600 or bachman@pzena.com.